EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FOURTH-QUARTER AND FULL-YEAR 2024 RESULTS
•Reported fourth-quarter 2024 Net income attributable to limited partners of $325.9 million, generating fourth-quarter Adjusted EBITDA(1) of $590.7 million.
•Reported full-year 2024 Net income attributable to limited partners of $1.537 billion, generating full-year Adjusted EBITDA(1) of $2.344 billion, and exceeding the midpoint of the full-year 2024 Adjusted EBITDA guidance range of $2.200 billion to $2.400 billion.
•Reported fourth-quarter 2024 Cash flows provided by operating activities of $554.4 million, generating fourth-quarter Free Cash Flow(1) of $309.3 million.
•Reported full-year 2024 Cash flows provided by operating activities of $2.137 billion, generating full-year Free Cash Flow(1) of $1.324 billion, and exceeding the high end of the full-year 2024 Free Cash Flow guidance range of $1.050 billion to $1.250 billion.
•Announced a fourth-quarter Base Distribution of $0.875 per unit, which is consistent with the prior quarter’s Base Distribution, or $3.50 per unit on an annualized basis.
HOUSTON—(PR NEWSWIRE)—February 26, 2025 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced fourth-quarter and full-year 2024 financial and operating results. Net income (loss) attributable to limited partners for the fourth quarter of 2024 totaled $325.9 million, or $0.85 per common unit (diluted), with fourth-quarter 2024 Adjusted EBITDA(1) totaling $590.7 million. Fourth-quarter Adjusted EBITDA(1) includes $9.2 million of positive revenue recognition adjustments associated with cost-of-service agreements at the DJ Basin oil and Springfield systems. Fourth-quarter 2024 Cash flows provided by operating activities totaled $554.4 million, and fourth-quarter 2024 Free Cash Flow(1) totaled $309.3 million.
Net income (loss) attributable to limited partners for full-year 2024 totaled $1.537 billion, or $4.02 per common unit (diluted), with full-year 2024 Adjusted EBITDA(1) totaling $2.344 billion, full-year 2024 Cash flows provided by operating activities totaling $2.137 billion, and full-year 2024 Free Cash Flow(1) totaling $1.324 billion.

FULL-YEAR 2024 HIGHLIGHTS
•Achieved record annual natural-gas throughput(2) of 5.1 Bcf/d. Adjusted for the sale of the Marcellus assets in the second quarter of 2024, natural-gas throughput increased 16-percent(3) year-over-year, in-line with our 2024 expectations of mid-to-upper teens average annual throughput growth.
•Achieved annual crude-oil and NGLs throughput(2) of 530 MBbls/d. Adjusted for the crude-oil and NGLs assets that were divested during 2024, crude-oil and NGLs throughput increased 12-percent(4) year-over-year, in-line with our revised 2024 expectations of low-double-digits average annual throughput growth.
•Gathered record annual produced-water throughput(2) of 1,124 MBbls/d, representing an 11-percent year-over-year increase and in-line with our revised 2024 expectations of low-double-digits average annual throughput growth.
•Achieved year-over-year throughput growth across all products in the Delaware Basin of 14 percent, for both natural gas and crude oil and NGLs, and 11 percent for produced water.
•Divested multiple non-operated, non-core assets for $794.8 million, the proceeds of which were used to reduce long-term debt back towards pre-Meritage Midstream acquisition levels.
•Commenced operations of the 300 MMcf/d Mentone III processing train in the Delaware Basin and materially progressed construction of the 250 MMcf/d North Loving processing train that is expected to commence operations by the end of the first quarter 2025.
•Executed on our capital return framework by returning $1.246 billion to unitholders in 2024, which included a 52-percent increase in the Base Distribution in May 2024, and achieved our year-end 2024 net leverage ratio target of 3.0 times by the end of third quarter 2024.
On February 14, 2025, WES paid its fourth-quarter 2024 per-unit Base Distribution of $0.875, which is in line with the prior quarter’s Base Distribution. Fourth-quarter and full-year 2024 Free Cash Flow(1) after distributions totaled negative $31.6 million and positive $78.1 million, respectively. Fourth-quarter and full-year 2024 capital expenditures(5) totaled $179.2 million and $790.2 million, respectively.
Fourth-quarter 2024 natural-gas throughput(2) averaged 5.2 Bcf/d, representing a 4-percent sequential-quarter increase. Fourth-quarter 2024 throughput for crude-oil and NGLs assets(2) averaged 534 MBbls/d, representing a 6-percent sequential-quarter increase. Fourth-quarter 2024 throughput for produced-water assets(2) averaged 1,191 MBbls/d, representing an 8-percent sequential-quarter increase.
Full-year 2024 natural-gas throughput(2) averaged 5.1 Bcf/d. Adjusted for the sale of the Marcellus assets in the second quarter of 2024, natural gas throughput increased 16-percent(3) from full-

year 2023. Full-year 2024 throughput for crude-oil and NGLs assets(2) averaged 530 MBbls/d. Adjusted for the crude-oil and NGLs assets that were divested during 2024, crude-oil and NGLs throughput increased 12-percent(4) from full-year 2023. Full-year 2024 throughput for produced-water assets(2) averaged 1,124 MBbls/d, representing an 11-percent increase from full-year 2023.
“2024 was a successful year for WES as we achieved double-digit throughput growth across all three product lines and grew both Adjusted EBITDA and Free Cash Flow meaningfully year-over-year,” said Oscar Brown, President and Chief Executive Officer.
“With the start-up of Mentone Train III, WES has retained its position as one of the top natural-gas processors in the core of the Delaware Basin, and we expect the basin to continue to be our primary driver of volume growth in 2025. In the DJ Basin, we experienced strong throughput growth which resulted in record natural-gas throughput and our first annual increase in crude-oil and NGLs throughput since 2019. Additionally, we executed an amendment with Phillips 66, extending their original agreement and adding additional tranches of firm processing capacity in the DJ Basin, which should provide volume stability in the near term. Our Powder River Basin presence was significantly strengthened through the successful integration of Meritage Midstream, making us the basin’s largest gatherer and processor and driving substantial throughput growth.”
“In parallel with our commercial success, WES continued to execute on its capital allocation framework. We achieved our year-end leverage target of 3.0-times during the third quarter, while also returning more than $1.246 billion to unitholders through the Base Distribution. This included a 52-percent increase to the Base Distribution starting in the first quarter of 2024, to $0.875 per unit on a quarterly basis, which is 41-percent higher than our pre-pandemic Base Distribution level. We intend to build on this operational and financial momentum in 2025 and target a mid-to-low single-digits annual distribution growth rate, which will be supported by growth in the underlying business and incremental Free Cash Flow generation,” Mr. Brown continued.
“This afternoon, we also announced that WES has sanctioned the construction of the Pathfinder pipeline to transport over 800 MBbls/d of produced water for disposal at WES’s existing and new disposal facilities in eastern Loving County. This expansion will be supported by a new long-term produced-water agreement with Occidental to provide up to 280 MBbls/d of firm gathering and transportation capacity and up to 220 MBbls/d of firm disposal capacity, which is supported by corresponding minimum-volume commitments. We intend to utilize this first-of-its-kind, innovative produced-water solution to serve current customer needs and capture future growth as Delaware Basin producers execute their development plans. This project also advances WES’s strategy of prioritizing capital-efficient, organic growth that creates long-term value for all of our stakeholders,” concluded Mr. Brown.
CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, February 27, 2025, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss its fourth-quarter and full-year 2024 results. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 800-836-8184 (Domestic) or 646-357-8785 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
FILING OF ANNUAL REPORT ON FORM 10-K
Today WES announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with the Securities and Exchange Commission. A copy of the report is available for viewing and downloading on the Western Midstream website at www.westernmidstream.com. Unitholders may request hard copies of the report, which contains WES’s audited financial statements, free of charge, by emailing investors@westernmidstream.com, or by submitting a written request to Western Midstream Partners, LP at the following address: 9950 Woodloch Forest Drive, Suite 2800, The Woodlands, TX 77380, Attention: Western Midstream Investor Relations.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects including Project Pathfinder; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)For the years ended December 31, 2024 and 2023, excludes an average of 38 MMcf/d and 120 MMcf/d, respectively, of throughput associated with the sale of the Marcellus Interest gathering system in April 2024.
(4)For the years ended December 31, 2024 and 2023, excludes an average of 23 MBbls/d and 203 MBbls/d, respectively, of throughput associated with the sale of (i) Saddlehorn Pipeline LLC, Whitethorn Pipeline Company LLC, Panola Pipeline Company LLC, and Enterprise EF78 LLC in the first quarter of 2024 and (ii) Wamsutter Pipeline LLC in the third quarter of 2024.
(5)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.

# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2024	2023	2024	2023
Revenues and other
Service revenues – fee based	$858,896	$763,837	$3,248,262	$2,768,757
Service revenues – product based	38,455	49,515	215,776	191,727
Product sales	31,024	44,688	140,100	145,024
Other	128	168	1,085	968
Total revenues and other	928,503	858,208	3,605,223	3,106,476
Equity income, net – related parties	28,158	36,120	112,385	152,959
Operating expenses
Cost of product	39,315	40,803	172,251	164,598
Operation and maintenance	231,244	200,426	880,568	762,530
General and administrative	76,028	73,060	271,526	232,632
Property and other taxes	18,684	16,497	62,668	56,458
Depreciation and amortization	162,990	165,187	650,428	600,668
Long-lived asset and other impairments	2	4	6,206	52,884
Total operating expenses	528,263	495,977	2,043,647	1,869,770
Gain (loss) on divestiture and other, net	(2,655)	(6,434)	296,771	(10,102)
Operating income (loss)	425,743	391,917	1,970,732	1,379,563
Interest expense	(99,336)	(97,622)	(378,513)	(348,228)
Gain (loss) on early extinguishment of debt	—	—	5,403	15,378
Other income (expense), net	15,617	2,862	31,741	5,679
Income (loss) before income taxes	342,024	297,157	1,629,363	1,052,392
Income tax expense (benefit)	444	1,405	18,111	4,385
Net income (loss)	341,580	295,752	1,611,252	1,048,007
Net income (loss) attributable to noncontrolling interests	7,967	7,398	37,681	25,791
Net income (loss) attributable to Western Midstream Partners, LP	$333,613	$288,354	$1,573,571	$1,022,216
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$333,613	$288,354	$1,573,571	$1,022,216
General partner interest in net (income) loss	(7,759)	(6,724)	(36,604)	(23,684)
Limited partners’ interest in net income (loss)	$325,854	$281,630	$1,536,967	$998,532
Net income (loss) per common unit – basic	$0.86	$0.74	$4.04	$2.61
Net income (loss) per common unit – diluted	$0.85	$0.74	$4.02	$2.60
Weighted-average common units outstanding – basic	380,556	379,517	380,397	383,028
Weighted-average common units outstanding – diluted	382,918	381,140	382,455	384,408

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2024	2023
Total current assets	$1,847,190	$992,410
Net property, plant, and equipment	9,714,609	9,655,016
Other assets	1,582,986	1,824,181
Total assets	$13,144,785	$12,471,607
Total current liabilities	$1,691,694	$1,304,056
Long-term debt	6,926,647	7,283,556
Asset retirement obligations	370,195	359,185
Other liabilities	781,079	495,680
Total liabilities	9,769,615	9,442,477
Equity and partners’ capital
Common units (380,556,643 and 379,519,983 units issued and outstanding at December 31, 2024 and 2023, respectively)	3,224,802	2,894,231
General partner units (9,060,641 units issued and outstanding at December 31, 2024 and 2023)	10,803	3,193
Noncontrolling interests	139,565	131,706
Total liabilities, equity, and partners’ capital	$13,144,785	$12,471,607

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2024	2023
Cash flows from operating activities
Net income (loss)	$1,611,252	$1,048,007
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	650,428	600,668
Long-lived asset and other impairments	6,206	52,884
(Gain) loss on divestiture and other, net	(296,771)	10,102
(Gain) loss on early extinguishment of debt	(5,403)	(15,378)
Change in other items, net	171,148	(34,949)
Net cash provided by operating activities	$2,136,860	$1,661,334
Cash flows from investing activities
Capital expenditures	$(833,856)	$(735,080)
Acquisitions from third parties	(443)	(877,746)
Contributions to equity investments - related parties	(9,690)	(1,153)
Distributions from equity investments in excess of cumulative earnings – related parties	30,850	39,104
Proceeds from the sale of assets to third parties	792,255	(87)
(Increase) decrease in materials and supplies inventory and other	(18,284)	(32,329)
Net cash provided by (used in) investing activities	$(39,168)	$(1,607,291)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$789,044	$2,448,733
Repayments of debt	(143,852)	(1,967,928)
Commercial paper borrowings (repayments), net	(610,313)	609,916
Increase (decrease) in outstanding checks	(5,622)	3,516
Distributions to Partnership unitholders	(1,246,069)	(978,430)
Distributions to Chipeta noncontrolling interest owner	(4,372)	(7,641)
Distributions to noncontrolling interest owner of WES Operating	(25,450)	(22,850)
Unit repurchases	—	(134,602)
Other	(33,381)	(18,626)
Net cash provided by (used in) financing activities	$(1,280,015)	$(67,912)
Net increase (decrease) in cash and cash equivalents	$817,677	$(13,869)
Cash and cash equivalents at beginning of period	272,787	286,656
Cash and cash equivalents at end of period	$1,090,464	$272,787

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted Gross Margin attributable to Western Midstream Partners, LP (“Adjusted Gross Margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA attributable to Western Midstream Partners, LP (“Adjusted EBITDA”) as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free Cash Flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted Gross Margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free Cash Flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended		Year Ended
thousands	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Reconciliation of Gross margin to Adjusted Gross Margin
Total revenues and other	$928,503	$883,362	$3,605,223	$3,106,476
Less:
Cost of product	39,315	32,847	172,251	164,598
Depreciation and amortization	162,990	166,015	650,428	600,668
Gross margin	726,198	684,500	2,782,544	2,341,210
Add:
Distributions from equity investments	31,585	29,344	142,236	194,273
Depreciation and amortization	162,990	166,015	650,428	600,668
Less:
Reimbursed electricity-related charges recorded as revenues	31,834	32,379	117,906	102,109
Adjusted Gross Margin attributable to noncontrolling interests (1)	20,542	19,986	80,509	70,195
Adjusted Gross Margin	$868,397	$827,494	$3,376,793	$2,963,847

Gross margin
Gross margin for natural-gas assets (2)	$534,452	$511,244	$2,073,533	$1,738,125
Gross margin for crude-oil and NGLs assets (2)	108,259	97,263	395,886	368,444
Gross margin for produced-water assets (2)	91,219	83,178	341,784	259,541
Adjusted Gross Margin
Adjusted Gross Margin for natural-gas assets	$616,373	$596,459	$2,411,438	$2,067,528
Adjusted Gross Margin for crude-oil and NGLs assets	147,060	134,253	570,476	589,091
Adjusted Gross Margin for produced-water assets	104,964	96,782	394,879	307,228
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended		Year Ended
thousands	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$341,580	$295,892	$1,611,252	$1,048,007
Add:
Distributions from equity investments	31,585	29,344	142,236	194,273
Non-cash equity-based compensation expense	9,421	8,759	37,994	32,005
Interest expense	99,336	94,149	378,513	348,228
Income tax expense	444	15,390	18,111	4,385
Depreciation and amortization	162,990	166,015	650,428	600,668
Impairments	2	4,651	6,206	52,884
Other expense	9	90	248	1,739
Less:
Gain (loss) on divestiture and other, net	(2,655)	467	296,771	(10,102)
Gain (loss) on early extinguishment of debt	—	—	5,403	15,378
Equity income, net – related parties	28,158	23,977	112,385	152,959
Other income	15,617	9,565	31,741	6,976
Adjusted EBITDA attributable to noncontrolling interests (1)	13,548	13,411	54,650	48,345
Adjusted EBITDA	$590,699	$566,870	$2,344,038	$2,068,633
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$554,446	$551,288	$2,136,860	$1,661,334
Interest (income) expense, net	99,336	94,149	378,513	348,228
Accretion and amortization of long-term obligations, net	(2,354)	(2,221)	(9,238)	(8,151)
Current income tax expense (benefit)	411	1,471	3,900	3,341
Other (income) expense, net	(15,617)	(9,565)	(31,741)	(5,679)
Distributions from equity investments in excess of cumulative earnings – related parties	3,290	3,257	30,850	39,104
Changes in assets and liabilities:
Accounts receivable, net	30,203	(12,683)	42,798	78,346
Accounts and imbalance payables and accrued liabilities, net	(56,949)	(8,161)	21,935	68,019
Other items, net	(8,519)	(37,254)	(175,189)	(67,564)
Adjusted EBITDA attributable to noncontrolling interests (1)	(13,548)	(13,411)	(54,650)	(48,345)
Adjusted EBITDA	$590,699	$566,870	$2,344,038	$2,068,633
Cash flow information
Net cash provided by operating activities	$554,446	$551,288	$2,136,860	$1,661,334
Net cash provided by (used in) investing activities	(230,321)	(190,701)	(39,168)	(1,607,291)
Net cash provided by (used in) financing activities	(358,398)	420,031	(1,280,015)	(67,912)
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended		Year Ended
thousands	December 31, 2024	September 30, 2024	December 31, 2024	December 31, 2023
Reconciliation of Net cash provided by operating activities to Free Cash Flow
Net cash provided by operating activities	$554,446	$551,288	$2,136,860	$1,661,334
Less:
Capital expenditures	238,769	189,434	833,856	735,080
Contributions to equity investments – related parties	9,690	—	9,690	1,153
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	3,290	3,257	30,850	39,104
Free Cash Flow	$309,277	$365,111	$1,324,164	$964,205
Cash flow information
Net cash provided by operating activities	$554,446	$551,288	$2,136,860	$1,661,334
Net cash provided by (used in) investing activities	(230,321)	(190,701)	(39,168)	(1,607,291)
Net cash provided by (used in) financing activities	(358,398)	420,031	(1,280,015)	(67,912)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	Inc/ (Dec)	December 31, 2024	December 31, 2023	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	380	388	(2)%	453	435	4%
Processing	4,464	4,298	4%	4,256	3,692	15%
Equity investments (1)	550	503	9%	517	466	11%
Total throughput	5,394	5,189	4%	5,226	4,593	14%
Throughput attributable to noncontrolling interests (2)	181	173	5%	174	161	8%
Total throughput attributable to WES for natural-gas assets	5,213	5,016	4%	5,052	4,432	14%
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	423	393	8%	397	332	20%
Equity investments (1)	121	124	(2)%	144	333	(57)%
Total throughput	544	517	5%	541	665	(19)%
Throughput attributable to noncontrolling interests (2)	10	11	(9)%	11	13	(15)%
Total throughput attributable to WES for crude-oil and NGLs assets	534	506	6%	530	652	(19)%
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,216	1,121	8%	1,147	1,029	11%
Throughput attributable to noncontrolling interests (2)	25	22	14%	23	20	15%
Total throughput attributable to WES for produced-water assets	1,191	1,099	8%	1,124	1,009	11%
Per-Mcf Gross margin for natural-gas assets (3)	$1.08	$1.07	1%	$1.08	$1.04	4%
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	2.16	2.05	5%	2.00	1.52	32%
Per-Bbl Gross margin for produced-water assets (3)	0.82	0.81	1%	0.81	0.69	17%

Per-Mcf Adjusted Gross Margin for natural-gas assets (4)	$1.29	$1.29	—%	$1.30	$1.28	2%
Per-Bbl Adjusted Gross Margin for crude-oil and NGLs assets (4)	3.00	2.88	4%	2.94	2.48	19%
Per-Bbl Adjusted Gross Margin for produced-water assets (4)	0.96	0.96	—%	0.96	0.83	16%
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)Includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted Gross Margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	Inc/ (Dec)	December 31, 2024	December 31, 2023	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Operated
Delaware Basin	1,973	1,889	4%	1,871	1,635	14%
DJ Basin	1,502	1,418	6%	1,436	1,322	9%
Powder River Basin	488	505	(3)%	456	120	NM
Other	881	874	1%	908	930	(2)%
Total operated throughput for natural-gas assets	4,844	4,686	3%	4,671	4,007	17%
Non-operated
Equity investments	550	503	9%	517	466	11%
Other	—	—	—%	38	120	(68)%
Total non-operated throughput for natural-gas assets	550	503	9%	555	586	(5)%
Total throughput for natural-gas assets	5,394	5,189	4%	5,226	4,593	14%
Throughput for crude-oil and NGLs assets (MBbls/d)
Operated
Delaware Basin	260	246	6%	243	214	14%
DJ Basin	102	87	17%	92	71	30%
Powder River Basin	27	26	4%	25	5	NM
Other	34	34	—%	37	42	(12)%
Total operated throughput for crude-oil and NGLs assets	423	393	8%	397	332	20%
Non-operated
Equity investments	121	124	(2)%	144	333	(57)%
Total non-operated throughput for crude-oil and NGLs assets	121	124	(2)%	144	333	(57)%
Total throughput for crude-oil and NGLs assets	544	517	5%	541	665	(19)%
Throughput for produced-water assets (MBbls/d)
Operated
Delaware Basin	1,216	1,121	8%	1,147	1,029	11%
Total operated throughput for produced-water assets	1,216	1,121	8%	1,147	1,029	11%